EXHIBIT 10.7(b)

AMENDMENT NO. 1 TO THE ADVISORY AGREEMENT

This AMENDMENT NO. 1 dated as of the 1st day of July, 2014 to the ADVISORY AGREEMENT made as of the 31st day of March, 2008, (the “Advisory Agreement”), among CERES MANAGED FUTURES LLC (formerly CITIGROUP MANAGED FUTURES LLC), a Delaware limited liability company (“CMF”), DIVERSIFIED 2000 FUTURES FUND L.P. (formerly SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.), a New York limited partnership (the “Partnership”) and ECKHARDT TRADING COMPANY, an Illinois corporation (the “Advisor”) (all parties together, the “Parties”). Capitalized terms not defined herein have the meaning ascribed to such terms in the Advisory Agreement.

W I T N E S S E T H:

WHEREAS, the Partnership currently pays the Advisor a monthly fee for professional advisory services equal to 2.0% per year of the month-end Net Assets of the Partnership allocated to the Advisor; and

WHEREAS, effective as of July 1, 2014, the Parties wish to change the professional advisory services fee to 1.0% per year; and

WHEREAS, the Parties wish to amend the Advisory Agreement to reflect this change.

NOW, therefore, the Parties agree as follows:

1. The text of Paragraph 3(a) of the Advisory Agreement shall be deleted in its entirety and replaced by the following:

“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) a monthly fee for professional advisory services equal to 1/12 of 1% (1% per year) of the month-end Net Assets of the Partnership allocated to the Advisor; and (ii) an annual incentive fee payable at the end of each calendar year equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership.”

2. The foregoing amendment shall take effect as of the 1st day of July, 2014.

3. In all other respects the Advisory Agreement remains unchanged and of full force and effect.

4. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

5. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment to the Advisory Agreement has been executed for and on behalf of the undersigned as of the 25th day of July, 2014.

CERES MANAGED FUTURES LLC

By:	/s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

DIVERSIFIED 2000 FUTURES FUND L. P.

By:	Ceres Managed Futures LLC (General Partner)

By:	/s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

ECKHARDT TRADING COMPANY

By:	/s/ John D. Fornengo
Name:	John D. Fornengo
Title:	President